The information in this preliminary prospectus supplement relates to an effective registration statement, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration Statement Number 333-293279

Subject to Completion dated April 15, 2026

Preliminary Prospectus Supplement

To the Prospectus Dated February 6, 2026

Shares

Common Stock

We are offering               shares of our common stock, par value $0.01 per share, at a public offering price of $             per share. Our common stock is traded on The Nasdaq Global Market under the symbol “SFST.” On April 14, 2026, the last reported sale price of our common stock on The Nasdaq Global Market was $58.85 per share.

Investing in our common stock involves risks. Please carefully read the “Risk Factors” beginning on page S-9 of this prospectus supplement and appearing in our Annual Report on Form 10-K for the period ended December 31, 2025 for a discussion of certain factors that you should consider before making your investment decision.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” beginning on page S-16 for disclosure regarding the underwriting discounts, expenses payable to the underwriters and proceeds to us, before expenses.

The shares of our common stock are being offered through the underwriters on a firm commitment basis. We have granted the underwriters the right to purchase up to                     additional shares of our common stock at the public offering price, less the underwriting discount. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $                     and the total proceeds to us, before expenses, will be $                    .

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are not deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the shares of our common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about April         , 2026, subject to customary closing conditions.

Sole Book-Running Manager

Co-Manager

The date of this prospectus supplement is April         , 2026.

Southern First Bancshares, Inc.

Prospectus Supplement

Prospectus

S-i

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized and filed by us with the SEC. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. If anyone provides you with any other information, you should not rely on it. We are not, and the underwriters have not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus. Any information in the accompanying prospectus that is inconsistent with the information in this prospectus supplement is superseded by the information in this prospectus supplement.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated February 6, 2026, which is included as part of our shelf registration statement on Form S-3 (File No. 333-293279), which provides more general information about us, our common stock, and other securities we may offer from time to time, some of which may not apply to this offering. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and filed with the SEC, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before deciding to invest in our common stock. Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. No action has been taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus in any such jurisdiction.

Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that (i) the underwriters will not exercise their option to purchase additional shares of our common stock, and (ii) no options, warrants, stock rights or shares of common stock were issued after March 31, 2026.

This prospectus supplement includes market size, market share and industry data that we have obtained from internal company surveys, market research, publicly available information and various industry publications. The third-party sources from which we have obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that this information is accurate or complete. We have not independently verified any of the data from third-party sources nor have we verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which we believe to be reliable based upon management’s knowledge of the industry, have not been verified by any independent sources. Our internal company surveys are based on data we have collected over the past several years.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” the “Company,” “Southern First,” and “our” refer to Southern First Bancshares, Inc. and our subsidiaries on a combined basis. References to the “Bank” refer to Southern First Bank, our banking subsidiary.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement, the accompanying prospectus, including information incorporated herein by reference, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “could,” “seek to,” “strive,” “focus,” “predict,” “project,” “potential,” “assume,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. We caution readers that forward-looking statements are estimates reflecting our judgment based on current information, and are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the matters described in the “Risk Factors” of this prospectus supplement and the accompanying prospectus and the following:

•	Restrictions or conditions imposed by our regulators on our operations;

•	Increases in competitive pressure in the banking and financial services industries;

•	Changes in access to funding or increased regulatory requirements with regard to funding, which could impair our liquidity;

•	Changes in deposit flows, which may be negatively affected by a number of factors, including rates paid by competitors, general interest rate levels, regulatory capital requirements, returns available to clients on alternative investments and general economic or industry conditions;

•	Changes in U.S. monetary policy, the level and volatility of interest rates, the capital markets and other market conditions that may affect, among other things, our liquidity and the value of our assets and liabilities;

•	Credit losses as a result of declining real estate values, increasing interest rates, increasing unemployment, changes in payment behavior or other factors;

•	Credit losses due to loan concentration;

•	Changes in the amount of our loan portfolio collateralized by real estate and weaknesses in the real estate market;

•	Our ability to successfully execute our business strategy;

•	Our ability to attract and retain key personnel;

•	The success and costs of expansion into potential new markets;

•	Risks with respect to future mergers or acquisitions, including our ability to successfully expand and integrate the businesses and operations that we acquire and realize the anticipated benefits of the mergers or acquisitions;

•	Changes in the interest rate environment which could reduce anticipated or actual margins, including due to the Federal Reserve lowering interest rates to stimulate economic growth;

•	Changes in political, economic, legislative, or regulatory conditions, including new governmental initiatives affecting the financial services industry and potential disruptions resulting from U.S. federal government funding lapses, shutdowns, or related fiscal policy uncertainty;

•	Changes in economic conditions resulting in, among other things, a deterioration in credit quality;

•	Changes occurring in business conditions and inflation;

•	Increased cybersecurity risk, including potential business disruptions or financial losses;

•	Changes in technology;

•	The adequacy of the level of our allowance for credit losses and the amount of loan loss provisions required in future periods;

•	Examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for credit losses or write-down assets;

•	The rate of delinquencies and amounts of loans charged-off;

•	Any increase in FDIC assessments which will increase our cost of doing business;

•	The rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;

•	Our ability to maintain appropriate levels of capital and to comply with our capital ratio requirements;

•	Adverse changes in asset quality and resulting credit risk-related losses and expenses;

•	Changes in accounting standards, rules and interpretations and the related impact on our financial statements;

•	Risks associated with actual or potential litigation or investigations by customers, regulatory agencies or others;

•	Adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed;

•	Risks associated with complex and changing regulatory environments, including, among others, with respect to data privacy, artificial intelligence (“AI”), information security, climate change or other environmental, social and governance matters, and labor matters, relating to our operations;

•	The potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics; war, terrorism, or other geopolitical conflicts or instability, including the war in Ukraine, conflicts in the Middle East, instability or sanctions affecting Venezuela, and tensions between China and Taiwan; disruptions in our customers’ supply chains or transportation networks; essential utility outages; trade disputes and related tariffs; and disruptions caused by widespread cybersecurity incidents; and

•	Other risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” of our Annual Reports on Form 10-K and in Part II, Item 1A, “Risk Factors” of our Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus supplement and the accompanying prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not intend, and assume no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those expressed in, or implied or projected by, the forward-looking statements, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. You should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Information by Reference.”

The Company

Southern First Bancshares, Inc. is a South Carolina corporation incorporated in March 1999 and is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our primary business is to serve as the holding company for Southern First Bank, a South Carolina state-chartered bank. The Bank provides a range of commercial banking services, including accepting demand and savings deposits (which are insured by the FDIC up to applicable limits) and originating commercial, consumer and mortgage loans.

The Bank operates retail offices in South Carolina, North Carolina and Georgia. We have eight retail offices located in the Greenville, Columbia and Charleston markets of South Carolina, three retail offices located in the Raleigh, Greensboro and Charlotte markets of North Carolina, and one retail office located in Atlanta, Georgia. In addition, in 2023 we opened our Dream Mortgage Center, a loan production office located in Columbia, South Carolina and expect to open a retail office in Cary, North Carolina in late 2026.

As of December 31, 2025, we had total assets of $4.40 billion, total loans of $3.85 billion, total deposits of $3.72 billion and total shareholders’ equity of $368.7 million.

We focus on relationship-based banking, delivering personalized service to commercial and consumer clients in our local markets. Like most commercial banks, we generate a significant portion of our revenue from net interest income, which represents the difference between interest earned on interest-earning assets (such as loans and investment securities) and interest paid on interest-bearing liabilities (such as deposits and borrowings). We also generate revenue from fees and other charges associated with the products and services we provide to our clients.

Our common stock is listed on The Nasdaq Global Market under the symbol “SFST.” Our principal executive offices are located at 6 Verdae Boulevard, Greenville, South Carolina 29607, and our telephone number is (864) 679-9000. Our website is www.southernfirst.com. Information contained on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus, and is not incorporated by reference herein or therein. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Preliminary First Quarter 2026 Financial Information (Unaudited)

Our unaudited consolidated financial statements as of and for the three months ended March 31, 2026 are not yet available. The following preliminary financial information for the quarter ended March 31, 2026 is based solely on management’s estimates derived from internal management reports and currently available preliminary information and remains subject to the completion of our financial closing procedures and other customary quarter-end review procedures, including our consideration of subsequent events. These procedures may result in material changes to the preliminary financial information set forth below. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The preliminary financial information set forth below is not a complete presentation of our financial results as of and for the three months ended March 31, 2026, and the final results as of and for the three months ended March 31, 2026 may differ materially from the preliminary results set forth below. Accordingly, you should not place undue reliance on this preliminary financial information. In addition, the estimates set forth below constitute forward-looking statements and are subject to risks and uncertainties. These estimates should be read together with our Annual Report on Form 10-K and other filings with the SEC, as well as the section captioned “Special Note Regarding Forward-Looking Statements” in this prospectus supplement. We undertake no obligation to update or revise this preliminary financial information prior to the release of our final financial results for the quarter ended March 31, 2026, except as required by law.

The following tables present selected preliminary financial information for the quarter ended or as of March 31, 2026, as applicable:

Selected Preliminary Operating Metrics

	Three Months Ended March 31, 2026 Preliminary(2)	Three Months Ended December 31, 2025 Actual
Net income	approximately $9.9 million	$9.857 million
Net interest income	approximately $30.3 million (including $543 thousand in interest recoveries)	$28.744 million
Net interest margin (tax-equivalent)(1)	approximately 2.88%	2.72%
Provision for credit losses	approximately $1.3 million (including approximately $150 thousand for unfunded commitments)	—
Noninterest income	approximately $3.5 million	$3.090 million
Noninterest expense	approximately $20.0 million	$18.416 million
Return on average assets	approximately 0.9%	0.90%
Return on average equity	approximately 10.7%	10.77%
Efficiency ratio(3)	approximately 59.2%	56.93%

(1)	Net interest margin is presented on a tax-equivalent basis. The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(2)	The preliminary financial information set forth in the table above reflects management’s current estimates based solely on information available as of the date hereof and remains subject to completion of financial closing procedures and other quarter-end review procedures.
(3)	Efficiency ratio is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliation below.

Selected Preliminary Balance Sheet, Asset Quality and Capital Metrics

	As of March 31, 2026 Preliminary(4)	As of December 31, 2025 Actual
Total loans (excluding loans held for sale)(1)	approximately $3.94 billion	$3.845 billion
Total deposits	approximately $3.87 billion	$3.717 billion
Retail deposits(2)	approximately $3.37 billion	$3.164 billion
Nonperforming assets / total assets	approximately 0.26%	0.32%
Annualized net charge-offs / average loans	approximately 0.01%	—
Tangible common equity / tangible assets(3)	approximately 8.3%	8.37%
Tier 1 leverage ratio	approximately 9.1%	8.93%
Common equity Tier 1 capital ratio	approximately 11.0%	11.06%
Tier 1 risk-based capital ratio	approximately 11.4%	11.44%
Total risk-based capital ratio	approximately 12.8%	12.89%

(1)	Total loans exclude loans held for sale.
(2)	Retail deposits are defined as total deposits less wholesale deposits. Wholesale deposits are expected to consist of brokered deposits totaling approximately $501.7 million as of March 31, 2026 and consisted of brokered deposits totaling $552.9 million as of December 31, 2025; wholesale deposits are expected to decline 9.3% compared to December 31, 2025.
(3)	Tangible common equity to tangible assets is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliation below.
(4)	The preliminary financial information set forth in the table above reflects management’s current estimates based solely on information available as of the date hereof and remains subject to completion of financial closing procedures and other quarter-end review procedures.

Compared to the quarter ended December 31, 2025, we expect:

•	net interest income and net interest margin to improve in the quarter ended March 31, 2026, reflecting continued balance sheet repricing and lower funding costs, including an approximate 13 basis point decline in the cost of total deposits from the quarter ended December 31, 2025; and

•	noninterest expense to increase on a linked-quarter basis, primarily due to seasonal increases in compensation and benefits expense.

For the quarter ended March 31, 2026 or as of March 31, 2026, as applicable, we also expect:

•	net income of approximately $9.9 million, as compared to $5.266 million for the quarter ended March 31, 2025 (approximately +88% year-over-year);

•	continued balance sheet growth, with total loans of approximately $3.94 billion, total deposits of approximately $3.87 billion and retail deposits of approximately $3.37 billion, representing approximately 10% annualized loan growth, approximately 17% annualized total deposit growth and approximately 27% annualized retail deposit growth from December 31, 2025;

•	continued solid asset quality, including nonperforming assets to total assets of approximately 0.26% and annualized net charge-offs to average loans of approximately 0.01%; nonperforming asset balances are expected to decline approximately 15% from December 31, 2025; and

•	solid capital levels, with tangible common equity to tangible assets, Tier 1 leverage ratio, common equity Tier 1 capital ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio of approximately 8.3%, 9.1%, 11.0%, 11.4% and 12.8%, respectively.

Non-GAAP Financial Measures

Tangible common equity to tangible assets and efficiency ratio are non-GAAP financial measures. Tangible common equity to tangible assets is calculated as total common equity less total intangible assets, divided by total assets less total intangible assets. Efficiency ratio is calculated as total noninterest expense divided by total revenue, adjusted to exclude net gains on sale of securities. Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the Company’s capital strength and operating performance. These non-GAAP financial measures should not be considered in isolation or as substitutes for their most directly comparable GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are set forth below.

Tangible Common Equity / Tangible Assets

($000s)	As of March 31, 2026 (Preliminary)(2)	As of December 31, 2025 (Actual)
Total common equity	379,413	368,657
Goodwill	—	—
Other intangibles	—	—
Less: total intangible assets	—	—
Tangible common equity	379,413	368,657
Total assets	4,578,402	4,403,494
Goodwill	—	—

($000s)	As of March 31, 2026 (Preliminary)(2)	As of December 31, 2025 (Actual)
Other intangibles	—	—
Less: total intangible assets	—	—
Tangible assets	4,578,402	4,403,494
Tangible Common Equity / Tangible Assets(1)	8.29%	8.37%

Efficiency Ratio

($000s)	Three Months Ended March 31, 2026 (Preliminary)(2)	Three Months Ended December 31, 2025 (Actual)
GAAP-based efficiency ratio	59.22%	57.85%
Net interest income	30,259	28,744
Noninterest income	3,540	3,090
Total revenue	33,799	31,834
Less: net gains on sale of securities	—	(515)
Adjusted total revenue	33,799	32,349
Total noninterest expense	20,015	18,416
Efficiency Ratio(1)	59.22%	56.93%

(1)	Tangible common equity to tangible assets and efficiency ratio are non-GAAP financial measures. Tangible common equity to tangible assets is calculated as total common equity less total intangible assets, divided by total assets less total intangible assets. Efficiency ratio is calculated as total noninterest expense divided by total revenue, adjusted to exclude net gains on sale of securities.
(2)	The March 31, 2026 amounts set forth in the tables above are preliminary and reflect management’s current estimates based solely on information available as of the date hereof and remain subject to completion of financial closing procedures and other quarter-end review procedures.

THE OFFERING

Issuer	Southern First Bancshares, Inc.

Shares offered	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Offering price	$ per share.

Option to purchase additional shares	We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional shares of our common stock (equal to 15% of the shares offered) on the same terms and conditions set forth above.

Shares outstanding after completion of the offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds

We intend to use the net proceeds of the offering for general corporate purposes, which may include supporting organic growth initiatives, providing capital to our bank subsidiary, redeeming or repurchasing outstanding indebtedness, including subordinated debt, and for working capital purposes. See “Use of Proceeds” on page S-13.

Trading market	Our common stock is traded on The Nasdaq Global Market.

Trading symbol	SFST

Dividends and distributions

We have not declared or paid any cash dividends on our common stock since our inception. For the foreseeable future, we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base. For additional information, see “Risk Factors — Risks Related to Our Common Stock and this Offering.”

Risk factors	Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-9 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

Lock-up agreements	We and each of our executive officers and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting—Lock-Up Agreements” for additional information.

Unless otherwise noted, references in this prospectus supplement to the number of shares of common stock outstanding after this offering are based on 8,247,665 shares of our common stock issued and outstanding as of March 31, 2026. Unless otherwise noted, the information in this prospectus supplement is based on the following assumptions:

•	Excludes an aggregate of 312,532 shares reserved for issuance under our equity compensation plans subject to outstanding awards; and

•	Assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS

An investment in our common stock involves significant risks. You should consider carefully the risk factors described below and the risk factors concerning our business included in our Annual Report on Form 10-K for the period ended December 31, 2025, together with all of the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act, before making a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, financial condition and results of operations. If any of the matters included in the following information about risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or a substantial part of your investment.

Risks Related to Our Common Stock and this Offering

Our ability to pay cash dividends is limited, and we may be unable to pay future dividends even if we desire to do so.

The Federal Reserve has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Further, under the prompt corrective action regulations, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of the Company to pay dividends or otherwise engage in capital distributions.

Statutory and regulatory limitations apply to the Bank’s payment of dividends to the Company. As a South Carolina chartered bank, the Bank is subject to limitations on the amount of dividends that it is permitted to pay. Unless otherwise instructed by the S.C. Board, the Bank is generally permitted under South Carolina state banking regulations to pay cash dividends of up to 100% of net income in any calendar year without obtaining the prior approval of the S.C. Board. The FDIC also has the authority under federal law to enjoin a bank from engaging in what in its opinion constitutes an unsafe or unsound practice in conducting its business, including the payment of a dividend under certain circumstances. If the Bank is not permitted to pay cash dividends to the Company, it is unlikely that we would be able to pay cash dividends on our common stock. Moreover, holders of our common stock are entitled to receive dividends only when, and if declared by our board of directors.

We do not anticipate paying any cash dividends in the foreseeable future.

We have not historically paid cash dividends and we currently intend to retain our future earnings, if any, for the foreseeable future, to improve our capital structure and fund the development and growth of our business. We do not intend to pay any dividends to holders of our common stock following the offering. As a result, capital appreciation in the price of our common stock, if any, will be your only source of gain on an investment in our common stock.

Management and our board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.

We intend to use the net proceeds of the offering for general corporate purposes, which may include supporting organic growth initiatives, providing capital to our bank subsidiary, redeeming or repurchasing outstanding indebtedness, including subordinated debt, and for working capital purposes. We have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our shareholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds on a long-term basis, and we cannot predict how long we will need to deploy the proceeds effectively. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting stockholder returns, including earnings per share, return on assets and return on equity.

Our stock price may be volatile, which could result in losses to our investors and litigation against us.

Our stock price has been volatile in the past and several factors could cause the price to fluctuate substantially in the future. These factors include but are not limited to: actual or anticipated variations in earnings, changes in analysts’ recommendations or projections, our announcement of developments related to our businesses, operations and stock performance of other companies deemed to be peers, new technology used or services offered by traditional and non-traditional competitors, news reports of trends, irrational exuberance on the part of investors, new federal banking regulations, and other issues related to the financial services industry. In addition, changes in interest rates or market expectations regarding interest rates, including changes in the shape of the yield curve, may adversely affect investor sentiment toward financial institutions generally and our common stock in particular. Our stock price may fluctuate significantly in the future, and these fluctuations may be unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector, could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices. Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Moreover, in the past, securities class action lawsuits have been instituted against some companies following periods of volatility in the market price of its securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources from our normal business.

Future sales of our stock by our shareholders or the perception that those sales could occur may cause our stock price to decline.

Although our common stock is listed for trading on The Nasdaq Global Market, the trading volume in our common stock is lower than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Limited trading volume and limited analyst coverage of our common stock may contribute to price volatility and may make it difficult for investors to buy or sell shares at prices they find attractive. Given the relatively low trading volume of our common stock, significant sales of our common stock in the public market, or the perception that those sales may occur, could cause the trading price of our common stock to decline or to be lower than it otherwise might be in the absence of those sales or perceptions.

Economic and other circumstances may require us to raise capital at times or in amounts that are unfavorable to us. If we have to issue shares of common stock, they will dilute the percentage ownership interest of existing shareholders and may dilute the book value per share of our common stock and adversely affect the terms on which we may obtain additional capital.

We may need to incur additional debt or equity financing in the future to make strategic acquisitions or investments or to strengthen our capital position. Our ability to raise additional capital, if needed, will depend on, among other things, conditions in the capital markets at that time, which are outside of our control and our financial performance. We cannot provide assurance that such financing will be available to us on acceptable terms or at all, or if we do raise additional capital that it will not be dilutive to existing shareholders.

If we determine, for any reason, that we need to raise capital, subject to applicable Nasdaq rules, our board generally has the authority, without action by or vote of the shareholders, to issue all or part of any authorized but unissued shares of stock for any corporate purpose, including issuance of equity-based incentives under or outside of our equity compensation plans. Additionally, we are not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales by us of a large number of shares of common stock or preferred stock or similar securities in the market or from the perception that such sales could occur. If we issue preferred stock that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of the common stock, the rights of holders of the common stock or the market price of our common stock could be adversely affected. Any issuance of additional shares of stock will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Shares we issue in connection with any such offering will increase the total number of shares and may dilute the economic and voting ownership interest of our existing shareholders.

Provisions of our articles of incorporation and bylaws, South Carolina law, and state and federal banking regulations, could delay or prevent a takeover by a third party.

Our articles of incorporation and bylaws could delay, defer, or prevent a third party takeover, despite possible benefit to the shareholders, or otherwise adversely affect the price of our common stock. Our governing documents:

•	authorize a class of preferred stock that may be issued in series with terms, including voting rights, established by the board of directors without shareholder approval;

•	authorize 20,000,000 shares of common stock and 10,000,000 shares of preferred stock that may be issued by the board of directors without shareholder approval;

•	require advance notice of proposed nominations for election to the board of directors and business to be conducted at a shareholder meeting;

•	grant the board of directors the discretion, when considering whether a proposed merger or similar transaction is in the best interests of the Company and our shareholders, to take into account the effect of the transaction on the employees, clients and suppliers of the Company and upon the communities in which offices of the Company are located, to the extent permitted by South Carolina law;

•	provide that the number of directors shall be fixed from time to time by resolution adopted by a majority of the directors then in office, but may not consist of fewer than five nor more than 25 members; and

•	provide that no individual who is or becomes a "business competitor" or who is or becomes affiliated with, employed by, or a representative of any individual, corporation, or other entity which the board of directors, after having such matter formally brought to its attention, determines to be in competition with us or any of our subsidiaries (any such individual, corporation, or other entity being a "business competitor") shall be eligible to serve as a director if the board of directors determines that it would not be in our best interests for such individual to serve as a director (any financial institution having branches or affiliates within Greenville County, South Carolina is presumed to be a business competitor unless the board of directors determines otherwise).

In addition, the South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions, but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our articles of incorporation do not contain such a provision. An amendment of our articles of incorporation to that effect would, however, permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

Finally, the Change in Bank Control Act and the BHCA generally require filings and approvals prior to certain transactions that would result in a party acquiring control of the Company or the Bank.

Our common stock is not an insured deposit and is not guaranteed by the FDIC.

Shares of our common stock are not a bank deposit and, therefore, losses in value are not insured by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in shares of our common stock is inherently risky for the reasons described herein and our shareholders will bear the risk of loss if the value or market price of our common stock is adversely affected.

Our common stock is equity and is therefore subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

Resales of shares of our common stock in the public market following this offering may cause their market price to fall.

We are issuing shares of our common stock in this offering. This issuance of these new shares of common stock could have the effect of depressing the market price for shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $            million, or approximately $            million if the underwriters exercise in full their option to purchase additional shares, in each case, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds of the offering for general corporate purposes, which may include supporting organic growth initiatives, providing capital to our bank subsidiary, redeeming or repurchasing outstanding indebtedness, including subordinated debt, and for working capital purposes. We currently expect to redeem approximately $11.5 million of our outstanding subordinated debt, although the timing and ultimate application of proceeds will remain subject to management discretion.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025. Our capitalization is presented:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of shares of our common stock offered by us at the public offering price of $ per share in this offering, after deducting the underwriting discounts and our estimated offering expenses and giving effect to the redemption of approximately $11.5 million of subordinated debt, as described under “Use of Proceeds” (assuming the underwriters’ option to purchase additional shares from us is not exercised).

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	December 31, 2025
(in thousands, except share data)	Actual	As Adjusted for this Offering(1)
Cash and cash equivalents	$269,583
Liabilities:
Deposits	$3,716,803
Federal Home Loan Bank advances and other borrowings	240,000
Subordinated debentures	24,903
Other liabilities	53,131
Shareholders’ Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, none issued and outstanding	$-		-
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 8,213,328 shares issued and outstanding at December 31, 2025	82
Nonvested restricted stock	(1,338)
Additional paid-in capital	125,924
Accumulated other comprehensive loss	(7,454)
Retained earnings	251,443
Total shareholders’ equity	$368,657	$
Total liabilities and shareholders’ equity	$4,403,494	$
Book value per common share	$44.89	$
Holding Company Capital Ratios:
Total risk-based capital ratio	12.89%			%
Tier 1 risk-based capital ratio	11.44%			%
Leverage ratio	8.93%			%
Common equity tier 1 ratio	11.06%			%
Common equity	8.37%			%

(1)	As adjusted amounts give effect to the assumed completion of this offering and the anticipated redemption of approximately $11.5 million of subordinated debt.

DESCRIPTION OF OUR CAPITAL STOCK

Our articles of incorporation authorize the issuance of capital stock consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. See “Description of Common Stock” and “Description of Preferred Stock” on page 24 and 18 respectively, of the accompanying prospectus and the information incorporated by reference therein for additional information regarding our capital stock.

UNDERWRITING

We and Piper Sandler & Co., as representative for the underwriters named below, have entered into an underwriting agreement with respect to our common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares of our common stock set forth opposite its name in the table below.

Name	Number of Shares
Piper Sandler & Co.
Keefe, Bruyette & Woods, Inc.

The obligations of the underwriters under the underwriting agreement are several and not joint. The underwriting agreement provides that the underwriters’ obligation to purchase our common stock depends on the satisfaction of certain conditions precedent contained in the underwriting agreement, including, among others:

•	the representations and warranties made by us are true and our obligations have been performed;

•	there is no material adverse change in the financial markets or in our business; and

•	we deliver customary closing documents.

Subject to those conditions, the underwriters have severally agreed to purchase and pay for all such common stock if any are purchased. However, the underwriters are not obligated to take or pay for the shares of common stock covered by the underwriters’ purchase option described below, unless and until such option is exercised.

The common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Purchase Option. We have granted to the underwriters an option, exercisable for up to 30 days after the date of the underwriting agreement, to purchase up to             additional shares of our common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of our common stock to the underwriters to the extent the purchase option is exercised.

Discounts and Expenses. The underwriters propose to offer shares of our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price less a concession not in excess of $            per share. If all of the shares of our common stock are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total Without	Total With
	Per share	Purchase Option Exercise	Purchase Option Exercise
Public offering price	$	$	$
Underwriting discounts payable by us	$	$	$
Proceeds to us (before expenses)	$	$	$

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $                 and are payable by us. We have agreed to pay certain expenses of the offering and, in the circumstances and to the extent set forth in the underwriting agreement, to reimburse the underwriters for certain reasonable out-of-pocket expenses incurred in connection with the offering, subject to the limitations contained in the underwriting agreement. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Lock-up Agreements. We, and each of our executive officers and directors, have agreed, subject to certain exceptions, for a period beginning on the date of the underwriting agreement and continuing through the date that is 90 days after the date of the underwriting agreement (the “Lock-Up Period”), not to, without the prior written consent of Piper Sandler & Co., as representative of the underwriters, directly or indirectly (i) offer, pledge, sell, contract to sell or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, (ii) file any registration statement with respect to any of the foregoing, or (iii) enter into any swap or other transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise. The lock-up agreements contain customary exceptions, including transfers as bona fide gifts, transfers for estate planning purposes, transfers by operation of law, certain pledges existing as of the date of the lock-up agreement, exercises or vesting of equity awards and transfers to satisfy tax withholding obligations, in each case subject to the conditions set forth in the lock-up agreements.

Indemnification and Contribution. We have agreed to indemnify the underwriters, and persons who control the underwriters, and the underwriters’ respective partners, directors, officers, employees and agents, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase common stock so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of our common stock while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when our shares of common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Nasdaq Global Market Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “SFST.”

Other Activities and Relationships. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution. A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Selling Restrictions. Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the common stock will be passed upon for us by Nelson Mullins Riley & Scarborough, LLP, Greenville, South Carolina. Alston & Bird LLP will pass upon certain legal matters for the underwriters.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting have been audited by Elliott Davis, LLC, an independent registered public accounting firm, as stated in their report. Such report is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.southernfirst.com under the “Investor Relations” tab. Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Julie Fairchild, Chief Accounting Officer, Southern First Bancshares, Inc., 6 Verdae Boulevard, Greenville, South Carolina 29607, telephone (864) 679-9000 or from our Internet website at www.southernfirst.com under the “Investor Relations” tab.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, DC, as well as through the SEC’s internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement from the documents listed below that we have previously filed with the SEC (file no. 000-27719). This means that we can disclose important information to you by referring you to another document without restating that information in this prospectus supplement. Any information incorporated by reference into this prospectus supplement is considered to be part of this prospectus supplement as of the date of the document in which such information is filed. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede, any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026;

•	our Current Report on Form 8-K filed with the SEC on March 10, 2026; and

•	the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering will also be deemed to be incorporated by reference into this prospectus supplement. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus supplement from the date of their filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus supplement or the accompanying prospectus. This prospectus supplement is dated April        , 2026. You should not assume that the information contained in this prospectus supplement is accurate as of any date other than that date.

PROSPECTUS

$125,000,000

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

Rights

Southern First Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $125,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Shares of our common stock are traded on The NASDAQ Global Market under the symbol “SFST”. The closing sale price of our common stock as reported on The NASDAQ Global Market on February 4, 2026 was $58.24 per share.

We may sell the securities to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents, any applicable commissions, discounts or other compensation thereof, in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are not deposits or other obligations of any of our bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as any risk factors included in the applicable prospectus supplement and the risk factors contained in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, which are incorporated by reference herein, and carefully consider that information before buying our securities.

This prospectus is dated February 6, 2026.

Prospectus

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the securities described herein, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $125,000,000 of our debt securities, preferred stock, depositary shares, common stock, purchase contracts, units (which may consist of two or more securities), warrants, or rights. We may also issue common stock or preferred stock upon conversion, exchange or exercise of any of the securities mentioned above. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, any documents that we incorporate by reference in this prospectus and/or in any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” before making an investment decision.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information” below.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement) will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement) and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement) or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the initial filing of the registration statement on Form S-3, of which this prospectus is a part, and prior to the effectiveness of the registration statement, and any such filings that we make after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025 (including the portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 7, 2025, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 5, 2025; for the quarter ended June 30, 2025 filed with the SEC on August 1, 2025; and for the quarter ended September 30, 2025 filed with the SEC on October 31, 2025;

•	our Current Reports on Form 8-K filed on January 24, 2025; January 28, 2025; March 13, 2025; April 22, 2025; May 21, 2025; June 2, 2025; June 18, 2025; July 22, 2025; October 28, 2025; and January 22, 2026;

•	the description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 3, 2025, and any amendment or report filed with the SEC for the purposes of updating such description.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to Attn: R. Arthur Seaver, Jr., Southern First Bancshares, Inc., 6 Verdae Boulevard, Greenville, South Carolina 29607. Telephone requests for copies should be directed to Mr. Seaver at (864) 679-9000.

We maintain an Internet website at www.southernfirst.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

RISK FACTORS

Investing in our securities involves risks. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q, each of which is incorporated by reference in this prospectus, together with any other filings we make with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including information incorporated herein by reference, which are not historical in nature, are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “could,” “seek to,” “strive,” “focus,” “predict,” “project,” “potential,” “assume,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. We caution readers that forward-looking statements are estimates reflecting our judgment based on current information and are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. New risks and uncertainties may emerge from time to time, and we cannot predict all such risks or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in our forward-looking statements. Such risks and uncertainties include, among others, the matters described in the “Risk Factors” of this prospectus and the following:

•	Restrictions or conditions imposed by our regulators on our operations;

•	Increases in competitive pressure in the banking and financial services industries, including competition from regional and national banks, credit unions, online-only institutions, and non-bank financial technology firms offering alternative deposit, lending, and payments solutions;

•	Changes in access to funding or increased regulatory requirements with regard to funding, which could impair our liquidity;

•	Changes in deposit flows, which may be negatively affected by a number of factors, including rates paid by competitors, general interest rate levels, regulatory capital requirements, returns available to clients on alternative investments and general economic or industry conditions;

•	Changes in U.S. monetary policy, the level and volatility of interest rates, the capital markets and other market conditions that may affect, among other things, our liquidity and the value of our assets and liabilities;

•	Credit losses as a result of declining real estate values, increasing interest rates, increasing unemployment, changes in payment behavior or other factors;

•	Credit losses due to loan concentration;

•	Changes in the amount of our loan portfolio collateralized by real estate and weaknesses in the real estate market;

•	Our ability to successfully execute our business strategy;

•	Our ability to attract and retain key personnel;

•	The success and costs of our expansion into the Charlotte, North Carolina, Greensboro, North Carolina and Atlanta, Georgia markets and into potential new markets;

•	Risks with respect to future mergers or acquisitions, including our ability to successfully expand and integrate the businesses and operations that we acquire and realize the anticipated benefits of such mergers or acquisitions or due to a protracted period of elevated interest rates that increases funding costs and pressures borrower performance;

•	Continued changes in the interest rate environment which could reduce anticipated or actual margins, including due to the Federal Reserve lowering interest rates to stimulate economic growth;

•	Changes in political conditions or the legislative or regulatory environment, including new governmental initiatives affecting the financial services industry;

•	Changes in economic conditions resulting in, among other things, a deterioration in credit quality;

•	Changes occurring in business conditions and inflation, including the impact of persistent inflation on our operating costs, borrower operating expenses and repayment ability;

•	Increased cybersecurity risk, including potential business disruptions or financial losses, including potential business disruptions or financial losses arising from sophisticated cyber-attacks, ransomware, fraud (including fraud facilitated by advances in artificial intelligence (“AI”)), system failures, or breaches involving third-party vendors or service providers;

•	Changes in technology, including the need to invest in new digital platforms, such as AI;

•	The adequacy of the level of our allowance for credit losses and the amount of loan loss provisions required in future periods;

•	Examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for credit losses or write-down assets;

•	The rate of delinquencies and amounts of loans charged-off;

•	Any increase in FDIC assessments which will increase our cost of doing business;

•	The rate of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio;

•	Our ability to maintain appropriate levels of capital and to comply with our capital ratio requirements;

•	Adverse changes in asset quality and resulting credit risk-related losses and expenses;

•	Changes in accounting standards, rules and interpretations and the related impact on our financial statements;

•	Risks associated with actual or potential litigation or investigations by customers, regulatory agencies or others;

•	Adverse effects of failures by our vendors to provide agreed upon services in the manner and at the agreed cost;

•	Risks associated with complex and changing regulatory environments, including, among others, with respect to data privacy, AI, information security, climate change or other environmental, social and governance matters, and labor matters, relating to our operations;

•	The potential effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as trade disputes and tariffs, epidemics and pandemics, war or terrorist activities, such as the war in Ukraine, the Middle East conflict, and the conflict between China and Taiwan, disruptions in our customers’ supply chains, disruptions in transportation, essential utility outages, government shutdowns, and disruptions caused from widespread cybersecurity incidents; and

•	Other risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” of our Annual Reports on Form 10-K and in Part II, Item 1A, “Risk Factors” of our Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not intend, and assume no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those expressed in, or implied or projected by, the forward-looking statements, except as required by law.

PROSPECTUS SUMMARY

Under the shelf registration statement of which this prospectus is a part, we may offer and sell from time to time, in one or more offerings, up to an aggregate of $125,000,000 of securities described in this prospectus, consisting of any combination of the following:

•	debt securities;

•	preferred stock;

•	depositary shares;

•	common stock;

•	purchase contracts;

•	units;

•	warrants; and

•	rights.

This prospectus provides a general description of the securities we may offer. The following summary describes the general terms that may apply to these securities. The specific terms of any securities we offer will be described in a prospectus supplement.

Debt Securities

We may offer several different types of debt securities. For any particular debt securities that we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms. We will issue senior and subordinated debt under separate indentures to be entered into by and between us and a bank or trust company, or other qualified trustee, that we select to act as trustee. Debt securities may be convertible into shares of our common stock or preferred stock, as described in a prospectus supplement.

Preferred Stock and Depositary Shares

We may offer preferred stock in one or more series. The applicable prospectus supplement will describe for each series of preferred stock offered, the specific designation of the series offered; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the redemption, liquidation and voting rights, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share of preferred stock. We will issue the depositary shares under one or more deposit agreements to be entered into between us and one or more depositaries.

Common Stock

We may offer shares of our common stock, and the applicable prospectus supplement will describe the terms of any such offer.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at one or more future dates. The purchase price for the common stock, preferred stock, depositary shares or debt securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares or amount of securities issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as part of units with one or more other securities. These contracts, and the holders’ obligations to purchase securities under the purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with the maturity of the purchase contract, standby letters of credit from an FDIC-insured bank or other collateral. The purchase contracts may require us to make periodic payments to holders (or vice versa), and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the foregoing securities, the purchase contracts and any related collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or debt securities under the purchase contracts.

Units

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The units may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Warrants

We may offer warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities, either independently or together with any other securities. For any particular warrants we offer, the applicable prospectus supplement will describe:

•	the underlying securities;

•	the expiration date;

•	the exercise price or the manner of determining the exercise price;

•	the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise;

•	the date after which the warrants are separately transferable;

•	any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and

•	any other specific terms.

We may issue the warrants under one or more warrant agreements between us and one or more warrant agents. The warrant agents will act solely as our agents in connection with the warrants and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular rights offering, the applicable prospectus supplement will describe the terms of such rights, including the period during which the rights may be exercised, the manner of exercising the rights, the transferability of the rights, the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on The NASDAQ Global Market and trades under the symbol “SFST”.

SOUTHERN FIRST BANCSHARES, INC.

We are a bank holding company incorporated in March 1999 under the laws of South Carolina and headquartered in Greenville, South Carolina. We serve as the bank holding company for Southern First Bank (the “Bank”), a South Carolina state bank. Through the Bank, we offer a wide range of traditional banking products and services to individuals and small to mid-size businesses throughout our primary market areas of Greenville, Columbia and Charleston, South Carolina; Raleigh, Greensboro and Charlotte, North Carolina; and Atlanta, Georgia, including commercial, consumer and mortgage lending, as well as deposit and other banking services. The Bank is a commercial bank with eight retail offices located in the Greenville, Columbia and Charleston markets of South Carolina, three retail offices located in the Raleigh, Greensboro and Charlotte markets of North Carolina, and one retail office in Atlanta, Georgia. In addition, we opened our Dream Mortgage Center, a loan production office, located in Columbia, South Carolina during 2023.

We serve these markets through a client-focused structure called “ClientFIRST,” which is structured to deliver superior client service via relationship teams that provide each client with a specific banker contact and a consistent support team responsible for all of the client’s banking needs. We believe this model provides us with a distinct competitive advantage by enabling us to build and maintain long-term relationships with desirable clients.

Our principal executive offices are located at 6 Verdae Boulevard, Greenville, South Carolina 29607. Our telephone number is (864) 679-9000.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt and related interest, working capital, capital expenditures, possible acquisitions, investments, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose, and we may not achieve a favorable return on such investments.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

Underwriters, dealers or agents may distribute the securities by any method permitted by law, including through electronic or online systems.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the use of proceeds to us from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Any such underwriter will be identified and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it as described in the applicable prospectus supplement.

In connection with any offering of the securities, underwriters, dealers or agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933 (the “Securities Act”), with respect to our common stock, which includes sales made directly on The NASDAQ Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Any at-the-market offering will be effected pursuant to a sales agreement between us and one or more sales agents, as described in the applicable prospectus supplement.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on The NASDAQ Global Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.

Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, purchase contracts, units, warrants, and rights that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in an accompanying prospectus supplement (and, if applicable, a pricing supplement). The prospectus supplement may add, update or change the terms and conditions of the securities described in this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, which we select to act as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

The following description, and any description in a prospectus supplement, is a summary only and is subject to, and qualified in its entirety by, reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities. The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. Although the total amount of debt securities we may offer under this prospectus will be limited to $125,000,000 in aggregate principal amount, the indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•	any terms relating to the conversion of the securities into our common stock or preferred stock or other securities offered hereby, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•	any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•	any sinking fund or similar provisions applicable to the securities;

•	any mandatory or optional redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the securities will be issued as original issue discount securities;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index;

•	if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•	if other than the trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of securities; and

•	any other specific terms of the securities, which terms may modify or delete any provision of the applicable indenture insofar as it applies to the securities offered; provided, that no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act of 1939 and that any modification or deletion of the rights, duties or immunities of an indenture trustee shall have been consented to in writing by the trustee.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero-coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

The designated paying agent in the United States for the securities we are offering will be set forth in the applicable indenture and/or the applicable prospectus supplement.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•	modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add to the events of default;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

•	to modify, eliminate or add to the provisions of any indenture to conform to our, or the trustee’s, obligations under the applicable indenture to the Trust Indenture Act; or

•	to make any other changes that apply only to debt securities to be issued thereafter.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•	In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•	Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•	the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received directions during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any senior debt security of that series when due;

•	failure to deposit any sinking fund payment for a senior debt security of that series when due;

•	failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

•	acceleration of indebtedness in a principal amount specified in a supplemental indenture for money borrowed by us under the senior indenture, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or Southern First Bank; and

•	any other event of default regarding that series of senior debt securities.

Unless otherwise described in the prospectus supplement applicable to a particular series of subordinated debt securities, events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or Southern First Bank.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances have occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•	any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•	any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF PREFERRED STOCK

For purposes of this section, the terms “we,” “our” and “us” refer only to Southern First Bancshares, Inc. and not to its subsidiaries.

The following summarizes the general provisions of the shares of preferred stock, par value $0.01 per share, which we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock (or incorporate by reference into the registration statement of which this prospectus forms a part).

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as may otherwise be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and the relative ranking of any series of preferred stock (including with respect to dividends and distributions upon liquidation) will be as set forth in the applicable prospectus supplement and the applicable articles of amendment.

The authorization of the preferred stock could have the effect of making it more difficult or time-consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to applicable regulatory requirements, which may include prior notice to, or approval from, the Federal Reserve or other regulators. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors, out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares (or incorporate by reference into the registration statement of which this prospectus forms a part).

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the required funds to the depositary. The depositary will then redeem the depositary shares using the funds it received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•	We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•	We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary, and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal, and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF COMMON STOCK

For purposes of this section, the terms “we,” “our” and “us” refer only to Southern First Bancshares, Inc. and not to its subsidiaries.

The following description of shares of our common stock, par value $0.01 per share, is a summary only and is subject to, and qualified by reference to, applicable provisions of the South Carolina Business Corporation Act, our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, which are incorporated by reference into this prospectus. You should refer to, and read this summary together with, our amended and restated articles of incorporation, as amended, and amended and restated bylaws to review all of the terms of our common stock.

General

As of the date of this prospectus, our amended and restated articles of incorporation, as amended, provide that we may issue up to 20,000,000 shares of common stock, par value of $0.01 per share. As of January 31, 2026, 8,216,328 shares of our common stock were issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on The NASDAQ Global Market under the symbol “SFST”.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of common shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of our preferred stock.

There is no cumulative voting in the election of directors. The holders of a majority of the votes cast by our common shareholders can elect all of the directors then standing for election by the common shareholders. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of a greater number of affirmative votes under applicable South Carolina law or our amended and restated articles of incorporation. Our amended and restated articles of incorporation provide certain provisions that may limit shareholders’ ability to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain Articles of Incorporation Provisions.” In addition, our bylaws provide that special meetings of shareholders generally may be called by specified officers or a majority of the board, and (if and to the extent required by applicable law) upon the written demand of holders of at least 10% of the votes entitled to be cast on the matter(s) to be considered at the meeting.

Dividends, Liquidation and Other Rights

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors, from funds legally available for the payment of dividends. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any series of our preferred stock that may then be outstanding.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Transfer Agent and Registrar

Subject to compliance with applicable federal and state securities laws, our common stock may be transferred without any restrictions or limitations. Our bylaws permit the board of directors (and, in certain cases, shareholders) to impose restrictions on the transfer of shares to the maximum extent permitted by law. The transfer agent and registrar for shares of our common stock is Computershare.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred stock or depositary shares. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral as may be specified in the applicable purchase contract or unit agreement. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts, in each case as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The units may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market. The applicable prospectus supplement will describe the terms of any units and any applicable unit agreement.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to Southern First Bancshares, Inc. and not to its subsidiaries.

General

We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following summarizes some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with the issuance of any warrants (or incorporate by reference into the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF RIGHTS

For purposes of this section, the terms “we”, “our”, and “us” refer only to Southern First Bancshares, Inc. and not to its subsidiaries.

The following briefly summarizes the general provisions of rights that we may offer to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the rights, which we will file with the SEC in connection with an issuance of rights to holders of our common stock or any series of our preferred stock (or incorporate by reference into the registration statement of which this prospectus forms a part). The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The exercise price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

ANTI-TAKEOVER EFFECTS OF CERTAIN ARTICLES OF INCORPORATION PROVISIONS

Our amended and restated articles of incorporation, as amended, which we refer to herein as our articles, contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors.

In addition, our bylaws provide that special meetings of shareholders generally may be called only by our chief executive officer, president, chairman of the board, or a majority of our board of directors. The bylaws also provide that, to the extent required by applicable law, we must hold a special meeting if holders of at least ten percent of all votes entitled to be cast on an issue proposed to be considered at such meeting deliver a proper written demand to our secretary. These provisions may make it more difficult for shareholders (or a potential acquiror) to convene a special meeting to consider actions related to a change in control.

The authorization of the preferred stock could have the effect of making it more difficult or time-consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of us more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes.

The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation generally may not engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the shareholder became a 10% shareholder, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of the corporation’s board of directors before the shareholder became a 10% shareholder. The statute further restricts business combinations after the two-year period unless certain approvals are obtained or certain statutory price and procedural conditions are satisfied. We have not elected to opt out of the application of this statute, and accordingly it applies to us.

South Carolina law also contains “control share acquisition” provisions that, subject to certain exceptions, can restrict voting rights for shares acquired above specified ownership thresholds unless voting rights are approved by the corporation’s shareholders. Our articles include a provision electing not to be governed by the South Carolina control share acquisition statute, and accordingly those provisions do not apply to us.

None of our shares, whether common or preferred, have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by our counsel, Nelson Mullins Riley & Scarborough, LLP. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting have been audited by Elliott Davis, LLC, an independent registered public accounting firm, as stated in their report. Such report is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.southernfirst.com under the “Investor Relations” tab. Information contained on, or accessible through, our website is not part of this prospectus and is not incorporated by reference herein.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. The registration statement contains additional information about us and the securities offered hereby. For further information, you should refer to the registration statement and its exhibits filed with the SEC. Statements in this prospectus about the contents of any contract, agreement or other document referred to herein are not necessarily complete. In each case, we refer you to the copy of the applicable document filed as an exhibit to the registration statement or incorporated by reference in this prospectus.

Shares

Common Stock

Prospectus Supplement

(To the Prospectus dated February 6, 2026)

Sole Book-Running Manager

Co-Manager

April       , 2026